Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(Nasdaq: PACW)

Contact:	Matthew P. Wagner	Patrick J. Rusnak
	President and CEO	Executive Vice President and CFO
Phone:	310-887-8520	714-989-4705

FOR IMMEDIATE RELEASE	July 16, 2019

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE SECOND QUARTER 2019

Highlights

•                  Net Earnings of $128.1 Million, or $1.07 Per Diluted Share; Up 16% from Prior Quarter

•                  Tax Equivalent Net Interest Margin of 4.72%; Up 3 Basis Points from Prior Quarter

•                  Loan and Lease Production of $1.4 Billion; $165 Million of Net Loan Growth

•                  Core Deposits Represent 83% of Total Deposits

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the second quarter of 2019 of $128.1 million, or $1.07 per diluted share, compared to net earnings for the first quarter of 2019 of $112.6 million, or $0.92 per diluted share. The increase in net earnings in the second quarter included a $22.2 million pre-tax gain on the sale of securities which contributed $0.13 per diluted share.

Matt Wagner, President and CEO, commented, “We continue to see favorable results from our credit de-risking strategy with sustained improvement in our credit quality metrics. Year-to-date net charge-offs are 48% lower than the same period in 2018 and year-to-date credit loss provisions are 44% lower than the same period in 2018. Our second quarter of 2019 results produced a return on assets of 1.99% and a return on tangible equity of 23.15%.”

Mr. Wagner continued, “We experienced solid loan production in the second quarter bringing our net loan growth to $515 million for the first half of 2019. However, competition for core deposits and customers desiring higher yields on their funds resulted in total deposits being flat in the first half of 2019. Core deposit generation remains a priority in order to help fund loan growth and maintain our net interest margin.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Six Months Ended
	June 30,	March 31,	Increase	June 30,		Increase
Financial Highlights	2019	2019	(Decrease)	2019	2018	(Decrease)
	(Dollars in thousands, except per share data)
Net earnings	$128,125	$112,604	$15,521	$240,729	$234,011	$6,718
Diluted earnings per share	$1.07	$0.92	$0.15	$1.99	$1.85	$0.14
Return on average assets	1.99%	1.77%	0.22	1.88%	1.96%	(0.08)
Return on average tangible equity (1)	23.15%	20.64%	2.51	21.91%	21.03%	0.88

Net interest margin (“NIM”) (tax equivalent)	4.72%	4.69%	0.03	4.70%	5.15%	(0.45)
Yield on average loans and leases (tax equivalent)	6.26%	6.16%	0.10	6.21%	6.21%	—
Cost of average total deposits	0.81%	0.73%	0.08	0.77%	0.34%	0.43
Efficiency ratio	41.6%	42.4%	(0.8)	42.0%	40.7%	1.3

Total assets	$26,344,414	$26,324,138	$20,276	$26,344,414	$24,529,557	$1,814,857
Loans and leases held for investment, net of deferred fees	$18,472,852	$18,307,697	$165,155	$18,472,852	$16,885,192	$1,587,660
Noninterest-bearing demand deposits	$7,299,213	$7,712,409	$(413,196)	$7,299,213	$8,126,153	$(826,940)
Core deposits	$15,617,488	$16,127,638	$(510,150)	$15,617,488	$15,586,238	$31,250
Total deposits	$18,805,756	$19,285,927	$(480,171)	$18,805,756	$17,929,192	$876,564

As percentage of total deposits:
Noninterest-bearing demand deposits	39%	40%	(1)	39%	45%	(6)
Core deposits	83%	84%	(1)	83%	87%	(4)

Equity to assets ratio	18.42%	18.20%	0.22	18.42%	19.48%	(1.06)
Tangible common equity ratio (1)	9.50%	9.23%	0.27	9.50%	9.86%	(0.36)
Book value per share	$40.49	$39.86	$0.63	$40.49	$38.36	$2.13
Tangible book value per share (1)	$18.83	$18.22	$0.61	$18.83	$17.35	$1.48

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income increased by $6.0 million to $260.9 million for the second quarter of 2019 compared to $254.9 million for the first quarter of 2019 due to a higher yield on average loans and leases, a higher balance of average loans and leases, and one more day in the second quarter of 2019, offset partially by higher deposit costs. The tax equivalent yield on average loans and leases was 6.26% for the second quarter of 2019 compared to 6.16% for the first quarter of 2019. The increase in the yield on average loans and leases was due principally to loan prepayment fees being $6.3 million higher in the second quarter compared to the first quarter. The prepayment fees added 11 basis points to the second quarter loan yield and were primarily from two loans.

The tax equivalent NIM was 4.72% for the second quarter of 2019 compared to 4.69% for the first quarter of 2019. The increase in the NIM was due mainly to higher loan prepayment fees, partially offset by higher deposit costs.

The cost of average total deposits increased to 0.81% for the second quarter of 2019 from 0.73% for the first quarter of 2019 due to a lower average balance of noninterest-bearing deposits and higher rates paid on deposits.

Provision for Credit Losses

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Provision for Credit Losses	2019	2019	(Decrease)
	(In thousands)
Addition to allowance for loan and lease losses	$10,000	$4,000	$6,000
Reduction to reserve for unfunded loan commitments	(2,000)	—	(2,000)
Total provision for credit losses	$8,000	$4,000	$4,000

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Noninterest Income	2019	2019	(Decrease)
	(In thousands)
Service charges on deposit accounts	$3,771	$3,730	$41
Other commissions and fees	11,590	11,008	582
Leased equipment income	9,182	9,282	(100)
Gain on sale of loans and leases	326	—	326
Gain on sale of securities	22,192	2,161	20,031
Other income:
Dividends and (losses) gains on equity investments	(83)	296	(379)
Warrant income	1,214	2,279	(1,065)
Other	2,701	2,308	393
Total noninterest income	$50,893	$31,064	$19,829

Noninterest income increased by $19.8 million to $50.9 million for the second quarter of 2019 compared to $31.1 million for the first quarter of 2019 due mainly to a $20.0 million increase in the gain on sale of securities attributable to a $22.2 million net gain on sales of $980.4 million in the second quarter of 2019 compared to a net gain of $2.2 million on sales of $405.8 million in the first quarter of 2019. We re-positioned a portion of our securities portfolio in the second quarter to shorten the duration of the portfolio and to enhance liquidity.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Noninterest Expense	2019	2019	(Decrease)
	(In thousands)
Compensation	$68,956	$70,845	$(1,889)
Occupancy	14,457	14,320	137
Data processing	6,817	6,925	(108)
Other professional services	4,629	4,513	116
Insurance and assessments	4,098	4,038	60
Intangible asset amortization	4,870	4,870	—
Leased equipment depreciation	5,558	5,651	(93)
Foreclosed assets (income) expense, net	(146)	29	(175)
Acquisition, integration and reorganization costs	—	618	(618)
Loan expense	3,451	2,885	566
Other	12,737	11,593	1,144
Total noninterest expense	$125,427	$126,287	$(860)

Noninterest expense decreased by $0.9 million to $125.4 million for the second quarter of 2019 compared to $126.3 million for the first quarter of 2019 attributable primarily to a $1.9 million decrease in compensation expense, offset partially by a $1.1 million increase in other expense. Compensation expense decreased due mainly to lower payroll taxes and bonus expense. Other expense increased primarily due to a loss on the early termination of a lease.

Income Taxes

The overall effective income tax rate was 28.2% for the second quarter of 2019 and 27.7% for the first quarter of 2019. The effective tax rate for the full year 2019 is estimated to be in the range of 27-28%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Six Months Ended
Roll Forward of Loans and Leases Held	June 30,	March 31,	June 30,
for Investment, Net of Deferred Fees (1)	2019	2019	2019
	(Dollars in thousands)
Balance, beginning of period	$18,307,697	$17,957,713	$17,957,713
Additions:
Production	1,436,299	1,174,838	2,611,137
Disbursements	1,293,747	1,192,972	2,486,719
Total production and disbursements	2,730,046	2,367,810	5,097,856
Reductions:
Payoffs	(1,529,213)	(933,300)	(2,462,513)
Paydowns	(979,987)	(1,038,964)	(2,018,951)
Total payoffs and paydowns	(2,509,200)	(1,972,264)	(4,481,464)
Sales	(38,054)	(16,936)	(54,990)
Transfers to foreclosed assets	—	(37)	(37)
Charge-offs	(17,637)	(3,465)	(21,102)
Transfers to loans held for sale	—	(25,124)	(25,124)
Total reductions	(2,564,891)	(2,017,826)	(4,582,717)
Balance, end of period	$18,472,852	$18,307,697	$18,472,852

Weighted average rate on production (2)	5.15%	5.11%	5.13%

(1)    Includes direct financing leases but excludes equipment leased to others under operating leases.

(2)    The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees.  Amortized fees added approximately 32 basis points to loan yields in 2019 and 31 basis points to loan yields in 2018.

Loans and leases held for investment, net of deferred fees, increased by $165.2 million, or 4% annualized, in the second quarter of 2019 to $18.5 billion at June 30, 2019.  The net loan growth in the second quarter was primarily from the income producing and other residential loan class, which included $177 million of multi-family loan pool purchases, and the asset-based loan class.

The following table presents the composition of loans and leases held for investment, net of deferred fees, as of the dates indicated:

	June 30, 2019		March 31, 2019		June 30, 2018
		% of		% of		% of
Loan and Lease Portfolio (1)	Amount	Total	Amount	Total	Amount	Total
	(In thousands)
Real estate mortgage:
Commercial	$4,435,274	24%	$4,640,510	25%	$5,010,680	30%
Income producing and other residential	3,640,752	20%	3,518,948	19%	2,555,695	15%
Total real estate mortgage	8,076,026	44%	8,159,458	44%	7,566,375	45%
Real estate construction and land:
Commercial	972,891	5%	943,596	5%	831,462	5%
Residential	1,403,239	8%	1,408,128	8%	1,042,564	6%
Total real estate construction and land	2,376,130	13%	2,351,724	13%	1,874,026	11%
Total real estate	10,452,156	57%	10,511,182	57%	9,440,401	56%
Commercial:
Asset-based	3,606,007	19%	3,422,202	19%	3,184,300	19%
Venture capital	2,194,743	12%	2,027,450	11%	2,008,205	12%
Other commercial	1,773,564	10%	1,974,702	11%	1,873,607	11%
Total commercial	7,574,314	41%	7,424,354	41%	7,066,112	42%
Consumer	446,382	2%	372,161	2%	378,679	2%
Total loans and leases held for investment, net of deferred fees	$18,472,852	100%	$18,307,697	100%	$16,885,192	100%

Total unfunded loan commitments	$7,610,899		$7,465,392		$6,429,587

(1) Excludes loans held for sale carried at lower of cost or fair value at March 31, 2019.

Allowance for Credit Losses

The following tables present roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended June 30, 2019
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$136,281	$36,861	$173,142
Charge-offs	(17,637)	—	(17,637)
Recoveries	6,393	—	6,393
Net charge-offs	(11,244)	—	(11,244)
Provision	10,000	(2,000)	8,000
Ending balance	$135,037	$34,861	$169,898

	Three Months Ended March 31, 2019
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$132,472	$36,861	$169,333
Charge-offs	(3,465)	—	(3,465)
Recoveries	3,274	—	3,274
Net charge-offs	(191)	—	(191)
Provision	4,000	—	4,000
Ending balance	$136,281	$36,861	$173,142

The allowance for credit losses as a percentage of loans and leases held for investment decreased to 0.92% at June 30, 2019 from 0.95% at March 31, 2019.

Gross charge-offs for the second quarter of 2019 were $17.6 million and included $11.8 million for a single asset-based loan, $3.7 million for other commercial loans, and $1.5 million for venture capital loans compared to gross charge-offs for the first quarter of 2019 of $3.5 million which were primarily for other commercial loans.  Recoveries for the second quarter of 2019 were $6.4 million and included $4.8 million for venture capital loans and $1.0 million for other commercial loans compared to recoveries for the first quarter of 2019 of $3.3 million which included $2.3 million for venture capital loans and $0.8 million for other commercial loans.

For the second quarter of 2019 and first quarter of 2019, annualized net charge-offs to average loans and leases were 0.25% and 0.00%.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	June 30, 2019		March 31, 2019		June 30, 2018
		% of		% of		% of
Deposit Composition	Amount	Total	Amount	Total	Amount	Total
	(Dollars in thousands)
Noninterest-bearing demand	$7,299,213	39%	$7,712,409	40%	$8,126,153	45%
Interest checking	3,220,353	17%	3,163,228	16%	2,184,785	12%
Money market	4,578,083	24%	4,714,078	25%	4,631,658	26%
Savings	519,839	3%	537,923	3%	643,642	4%
Total core deposits	15,617,488	83%	16,127,638	84%	15,586,238	87%
Non-core non-maturity deposits	436,833	2%	454,277	2%	607,388	3%
Total non-maturity deposits	16,054,321	85%	16,581,915	86%	16,193,626	90%
Time deposits $250,000 and under	2,284,023	12%	2,258,989	12%	1,394,117	8%
Time deposits over $250,000	467,412	3%	445,023	2%	341,449	2%
Total time deposits	2,751,435	15%	2,704,012	14%	1,735,566	10%
Total deposits	$18,805,756	100%	$19,285,927	100%	$17,929,192	100%

At June 30, 2019, core deposits totaled $15.6 billion, or 83% of total deposits, including $7.3 billion of noninterest-bearing demand deposits, or 39% of total deposits. The decrease in core deposits is primarily due to decreases in noninterest-bearing demand deposits across each of our business groups as customers seek out interest-earning accounts in the competitive market environment.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients; these alternatives include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products.  Total off-balance sheet client investment funds at June 30, 2019 were $2.0 billion, of which $1.6 billion was managed by PWAM.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	June 30,	March 31,	Increase
Credit Quality Metrics	2019	2019	(Decrease)
	(Dollars in thousands)
NPAs and Performing TDRs:
Nonaccrual loans and leases held for investment (1)(2)	$81,265	$88,527	$(7,262)
Accruing loans contractually past due 90 days or more	—	—	—
Foreclosed assets, net	1,472	3,291	(1,819)
Total nonperforming assets (“NPAs”)	$82,737	$91,818	$(9,081)

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.44%	0.48%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.45%	0.50%

Nonaccrual loans and leases held for investment (1)(2)	$81,265	$88,527	$(7,262)
Performing TDRs held for investment	16,464	17,027	(563)
Total impaired loans and leases	$97,729	$105,554	$(7,825)

Loan and Lease Credit Risk Ratings:
Pass	$18,042,569	$17,824,612	$217,957
Special mention	239,304	292,780	(53,476)
Classified (1)	190,979	190,305	674
Total loans and leases held for investment, net of deferred fees	$18,472,852	$18,307,697	$165,155

Classified loans and leases held for investment to loans and leases held for investment	1.03%	1.04%

Allowance for Credit Losses:
Allowance for credit losses	$169,898	$173,142	$(3,244)
Provision for credit losses (for the quarter)	$8,000	$4,000	$4,000
Net charge-offs (for the quarter)	$11,244	$191	$11,053
Net charge-offs to average loans and leases (for the quarter)	0.25%	0.00%
Allowance for credit losses to loans and leases held for investment	0.92%	0.95%
Allowance for credit losses to nonaccrual loans and leases held for investment	209.1%	195.6%

(1) Excludes loans held for sale carried at lower of cost or fair value at March 31, 2019.

(2) Nonaccrual loans include guaranteed amounts of $13.0 million at June 30, 2019 and $10.2 million at March 31, 2019.

Nonaccrual, classified, and special mention loans and leases fluctuate from period to period as a result of loan repayments and our ongoing active portfolio monitoring.

During the second quarter of 2019, nonaccrual loans and leases decreased $7.3 million, while classified loans and leases increased by $0.7 million and special mention loans and leases decreased by $53.5 million.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases (1)				Accruing and
	June 30, 2019		March 31, 2019		30-89 Days Past Due
		% of		% of	June 30,	March 31,
		Loan		Loan	2019	2019
	Amount	Category	Amount	Category	Amount	Amount
	(Dollars in thousands)
Real estate mortgage:
Commercial	$17,012	0.4%	$12,750	0.3%	$3,948	$6,863
Income producing and other residential	2,883	0.1%	2,444	0.1%	3,262	1,853
Total real estate mortgage	19,895	0.2%	15,194	0.2%	7,210	8,716
Real estate construction and land:
Commercial	390	0.0%	430	0.0%	—	—
Residential	—	0.0%	—	0.0%	4,672	8,949
Total real estate construction and land	390	0.0%	430	0.0%	4,672	8,949
Commercial:
Asset-based	32,236	0.9%	43,406	1.3%	12,382	3,750
Venture capital	22,501	1.0%	20,437	1.0%	—	4,500
Other commercial	5,799	0.3%	8,633	0.4%	439	1,694
Total commercial	60,536	0.8%	72,476	1.0%	12,821	9,944
Consumer	444	0.1%	427	0.1%	964	614
Total held for investment	$81,265	0.4%	$88,527	0.5%	$25,667	$28,223

(1) Excludes loans held for sale carried at lower of cost or fair value at March 31, 2019.

STOCK REPURCHASE PROGRAM

During the second quarter of 2019, we repurchased 917,269 shares at an average price of $38.08 and a total cost of $34.9 million. At June 30, 2019, the remaining amount that could be used to repurchase shares under the $225 million Stock Repurchase Program was $124.7 million.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $26 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 74 full-service branches located throughout the state of California and one branch in Durham, North Carolina. Our Community Banking group provides lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices. We offer additional products and services through our National Lending and Venture Banking groups. National Lending provides asset-based, equipment, real estate and security cash flow loans and treasury management services to established middle-market businesses on a national basis. Venture Banking offers a comprehensive suite of financial services focused on entrepreneurial businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States.  For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Such statements include future financial and operating results, expectations, intentions and other statements that are not historical facts. Such statements are based on information available at the time of this communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the Securities and Exchange Commission.

We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	June 30,	March 31,	December 31,
	2019	2019	2018
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$185,075	$224,758	$175,830
Interest-earning deposits in financial institutions	422,663	332,124	209,937
Total cash and cash equivalents	607,738	556,882	385,767

Securities available-for-sale, at estimated fair value	3,807,244	3,994,708	4,009,431
Federal Home Loan Bank stock, at cost	43,146	29,430	32,103
Total investment securities	3,850,390	4,024,138	4,041,534

Loans held for sale	—	25,124	—

Gross loans and leases held for investment	18,532,740	18,371,295	18,026,365
Deferred fees, net	(59,888)	(63,598)	(68,652)
Total loans and leases held for investment, net of deferred fees	18,472,852	18,307,697	17,957,713
Allowance for loan and lease losses	(135,037)	(136,281)	(132,472)
Total loans and leases held for investment, net	18,337,815	18,171,416	17,825,241

Equipment leased to others under operating leases	300,668	293,853	292,677
Premises and equipment, net	38,162	37,783	34,661
Foreclosed assets, net	1,472	3,291	5,299
Deferred tax asset, net	—	—	17,489
Goodwill	2,548,670	2,548,670	2,548,670
Core deposit and customer relationship intangibles, net	47,380	52,250	57,120
Other assets	612,119	610,731	522,896
Total assets	$26,344,414	$26,324,138	$25,731,354

LIABILITIES:
Noninterest-bearing deposits	$7,299,213	$7,712,409	$7,888,915
Interest-bearing deposits	11,506,543	11,573,518	10,981,586
Total deposits	18,805,756	19,285,927	18,870,501
Borrowings	1,913,059	1,481,087	1,371,114
Subordinated debentures	456,112	454,458	453,846
Accrued interest payable and other liabilities	317,477	311,684	210,305
Total liabilities	21,492,404	21,533,156	20,905,766
STOCKHOLDERS’ EQUITY (1)	4,852,010	4,790,982	4,825,588
Total liabilities and stockholders’ equity	$26,344,414	$26,324,138	$25,731,354

Book value per share	$40.49	$39.86	$39.17
Tangible book value per share (2)	$18.83	$18.22	$18.02
Shares outstanding	119,829,104	120,201,149	123,189,833

(1) Includes net unrealized gain (loss) on securities available-for-sale, net	$73,066	$37,258	$(6,075)
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$284,236	$274,229	$260,300	$558,465	$511,385
Investment securities	28,948	29,680	27,730	58,628	53,868
Deposits in financial institutions	1,349	650	484	1,999	1,036
Total interest income	314,533	304,559	288,514	619,092	566,289

Interest expense:
Deposits	38,720	34,235	16,367	72,955	30,185
Borrowings	7,210	7,710	2,649	14,920	3,569
Subordinated debentures	7,705	7,738	7,166	15,443	13,703
Total interest expense	53,635	49,683	26,182	103,318	47,457

Net interest income	260,898	254,876	262,332	515,774	518,832
Provision for credit losses	8,000	4,000	17,500	12,000	21,500
Net interest income after provision for credit losses	252,898	250,876	244,832	503,774	497,332

Noninterest income:
Service charges on deposit accounts	3,771	3,730	4,265	7,501	8,439
Other commissions and fees	11,590	11,008	11,767	22,598	22,032
Leased equipment income	9,182	9,282	9,790	18,464	19,377
Gain on sale of loans and leases	326	—	106	326	4,675
Gain on sale of securities	22,192	2,161	253	24,353	6,564
Other income	3,832	4,883	13,457	8,715	17,110
Total noninterest income	50,893	31,064	39,638	81,957	78,197

Noninterest expense:
Compensation	68,956	70,845	69,913	139,801	140,936
Occupancy	14,457	14,320	13,575	28,777	26,798
Data processing	6,817	6,925	6,896	13,742	13,555
Other professional services	4,629	4,513	5,257	9,142	9,696
Insurance and assessments	4,098	4,038	5,330	8,136	11,057
Intangible asset amortization	4,870	4,870	5,587	9,740	11,933
Leased equipment depreciation	5,558	5,651	5,237	11,209	10,612
Foreclosed assets (income) expense, net	(146)	29	(61)	(117)	(183)
Acquisition, integration and reorganization costs	—	618	—	618	—
Loan expense	3,451	2,885	3,058	6,336	5,329
Other expense	12,737	11,593	11,657	24,330	24,111
Total noninterest expense	125,427	126,287	126,449	251,714	253,844

Earnings before income taxes	178,364	155,653	158,021	334,017	321,685
Income tax expense	50,239	43,049	42,286	93,288	87,674
Net earnings	$128,125	$112,604	$115,735	$240,729	$234,011

Basic and diluted earnings per share	$1.07	$0.92	$0.92	$1.99	$1.85
Dividends declared and paid per share	$0.60	$0.60	$0.60	$1.20	$1.10

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
	(In thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$128,125	$112,604	$115,735	$240,729	$234,011
Less: earnings allocated to unvested restricted stock (1)	(1,190)	(1,163)	(1,348)	(2,343)	(2,469)
Net earnings allocated to common shares	$126,935	$111,441	$114,387	$238,386	$231,542
Weighted-average basic shares and unvested restricted stock outstanding	120,042	122,227	126,082	121,128	126,780
Less: weighted-average unvested restricted stock outstanding	(1,462)	(1,352)	(1,466)	(1,407)	(1,439)
Weighted-average basic shares outstanding	118,580	120,875	124,616	119,721	125,341
Basic earnings per share	$1.07	$0.92	$0.92	$1.99	$1.85

Diluted Earnings Per Share:
Net earnings allocated to common shares	$126,935	$111,441	$114,387	$238,386	$231,542
Weighted-average basic shares outstanding	118,580	120,875	124,616	119,721	125,341
Diluted earnings per share	$1.07	$0.92	$0.92	$1.99	$1.85

(1)    Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$18,239,690	$284,513	6.26%	$18,064,230	$274,513	6.16%	$16,576,361	$260,529	6.30%
Investment securities (3)	3,790,436	29,462	3.12%	3,968,531	30,572	3.12%	3,803,590	29,967	3.16%
Deposits in financial institutions	228,702	1,349	2.37%	111,950	650	2.35%	112,170	484	1.73%
Total interest-earning assets (1)	22,258,828	315,324	5.68%	22,144,711	305,735	5.60%	20,492,121	290,980	5.70%
Other assets	3,590,361			3,631,238			3,507,516
Total assets	$25,849,189			$25,775,949			$23,999,637

Liabilities and Stockholders’ Equity:
Interest checking	$3,242,960	10,644	1.32%	$3,041,822	9,321	1.24%	$2,243,767	3,932	0.70%
Money market	5,046,021	14,604	1.16%	5,274,987	14,908	1.15%	5,013,119	8,072	0.65%
Savings	525,648	227	0.17%	553,032	242	0.18%	656,310	245	0.15%
Time	2,731,156	13,245	1.95%	2,286,932	9,764	1.73%	1,790,415	4,118	0.92%
Total interest-bearing deposits	11,545,785	38,720	1.35%	11,156,773	34,235	1.24%	9,703,611	16,367	0.68%
Borrowings	1,142,223	7,210	2.53%	1,218,319	7,710	2.57%	549,665	2,649	1.93%
Subordinated debentures	454,901	7,705	6.79%	454,203	7,738	6.91%	451,973	7,166	6.36%
Total interest-bearing liabilities	13,142,909	53,635	1.64%	12,829,295	49,683	1.57%	10,705,249	26,182	0.98%
Noninterest-bearing demand deposits	7,544,027			7,783,652			8,253,413
Other liabilities	343,364			347,037			208,495
Total liabilities	21,030,300			20,959,984			19,167,157
Stockholders’ equity	4,818,889			4,815,965			4,832,480
Total liabilities and stockholders’ equity	$25,849,189			$25,775,949			$23,999,637
Net interest income (1)		$261,689			$256,052			$264,798
Net interest spread (1)			4.04%			4.03%			4.72%
Net interest margin (1)			4.72%			4.69%			5.18%

Total deposits (4)	$19,089,812	$38,720	0.81%	$18,940,425	$34,235	0.73%	$17,957,024	$16,367	0.37%

(1)   Tax equivalent.

(2)   Includes discount accretion on acquired loans of $3.1 million, $3.0 million, and $8.7 million for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively.

(3)   Includes tax-equivalent adjustments of $0.5 million, $0.9 million, and $2.2 million for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018 related to tax-exempt income on investment securities. The federal statutory tax rate utilized was 21%.

(4)   Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$185,075	$224,758	$175,830	$196,502	$245,998
Interest-earning deposits in financial institutions	422,663	332,124	209,937	185,284	205,567
Total cash and cash equivalents	607,738	556,882	385,767	381,786	451,565

Securities available-for-sale	3,807,244	3,994,708	4,009,431	3,820,333	3,857,788
Federal Home Loan Bank stock	43,146	29,430	32,103	31,077	26,271
Total investment securities	3,850,390	4,024,138	4,041,534	3,851,410	3,884,059

Loans held for sale	—	25,124	—	—	—

Gross loans and leases held for investment	18,532,740	18,371,295	18,026,365	17,295,589	16,947,502
Deferred fees, net	(59,888)	(63,598)	(68,652)	(65,443)	(62,310)
Total loans and leases held for investment, net of deferred fees	18,472,852	18,307,697	17,957,713	17,230,146	16,885,192
Allowance for loan and lease losses	(135,037)	(136,281)	(132,472)	(141,920)	(132,139)
Total loans and leases held for investment, net	18,337,815	18,171,416	17,825,241	17,088,226	16,753,053

Equipment leased to others under operating leases	300,668	293,853	292,677	275,707	266,576
Premises and equipment, net	38,162	37,783	34,661	34,012	34,513
Foreclosed assets, net	1,472	3,291	5,299	4,407	2,231
Deferred tax asset, net	—	—	17,489	41,280	25,551
Goodwill	2,548,670	2,548,670	2,548,670	2,548,670	2,548,670
Core deposit and customer relationship intangibles, net	47,380	52,250	57,120	62,106	67,693
Other assets	612,119	610,731	522,896	494,522	495,646
Total assets	$26,344,414	$26,324,138	$25,731,354	$24,782,126	$24,529,557

LIABILITIES:
Noninterest-bearing deposits	$7,299,213	$7,712,409	$7,888,915	$7,834,480	$8,126,153
Interest-bearing deposits	11,506,543	11,573,518	10,981,586	10,045,063	9,803,039
Total deposits	18,805,756	19,285,927	18,870,501	17,879,543	17,929,192
Borrowings	1,913,059	1,481,087	1,371,114	1,513,166	1,187,226
Subordinated debentures	456,112	454,458	453,846	452,944	451,878
Accrued interest payable and other liabilities	317,477	311,684	210,305	194,788	183,302
Total liabilities	21,492,404	21,533,156	20,905,766	20,040,441	19,751,598
STOCKHOLDERS’ EQUITY (1)	4,852,010	4,790,982	4,825,588	4,741,685	4,777,959
Total liabilities and stockholders’ equity	$26,344,414	$26,324,138	$25,731,354	$24,782,126	$24,529,557

Book value per share	$40.49	$39.86	$39.17	$38.46	$38.36
Tangible book value per share (2)	$18.83	$18.22	$18.02	$17.28	$17.35
Shares outstanding	119,829,104	120,201,149	123,189,833	123,283,450	124,567,950

(1) Includes net unrealized gain (loss) on securities available-for-sale, net	$73,066	$37,258	$(6,075)	$(43,854)	$(22,340)
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$284,236	$274,229	$272,522	$264,062	$260,300
Investment securities	28,948	29,680	29,690	28,061	27,730
Deposits in financial institutions	1,349	650	527	519	484
Total interest income	314,533	304,559	302,739	292,642	288,514

Interest expense:
Deposits	38,720	34,235	28,834	21,121	16,367
Borrowings	7,210	7,710	4,602	3,814	2,649
Subordinated debentures	7,705	7,738	7,538	7,390	7,166
Total interest expense	53,635	49,683	40,974	32,325	26,182

Net interest income	260,898	254,876	261,765	260,317	262,332
Provision for credit losses	8,000	4,000	12,000	11,500	17,500
Net interest income after provision for credit losses	252,898	250,876	249,765	248,817	244,832

Noninterest income:
Service charges on deposit accounts	3,771	3,730	4,091	3,979	4,265
Other commissions and fees	11,590	11,008	11,114	12,397	11,767
Leased equipment income	9,182	9,282	9,384	9,120	9,790
Gain on sale of loans and leases	326	—	—	—	106
Gain on sale of securities	22,192	2,161	786	826	253
Other income	3,832	4,883	8,151	10,590	13,457
Total noninterest income	50,893	31,064	33,526	36,912	39,638

Noninterest expense:
Compensation	68,956	70,845	69,299	72,333	69,913
Occupancy	14,457	14,320	13,356	13,069	13,575
Data processing	6,817	6,925	6,930	6,740	6,896
Other professional services	4,629	4,513	6,198	6,058	5,257
Insurance and assessments	4,098	4,038	4,202	5,446	5,330
Intangible asset amortization	4,870	4,870	4,986	5,587	5,587
Leased equipment depreciation	5,558	5,651	5,758	5,001	5,237
Foreclosed assets (income) expense, net	(146)	29	(311)	(257)	(61)
Acquisition, integration and reorganization costs	—	618	970	800	—
Loan expense	3,451	2,885	2,991	2,249	3,058
Other expense	12,737	11,593	14,856	11,127	11,657
Total noninterest expense	125,427	126,287	129,235	128,153	126,449

Earnings before income taxes	178,364	155,653	154,056	157,576	158,021
Income tax expense	50,239	43,049	39,015	41,289	42,286
Net earnings	$128,125	$112,604	$115,041	$116,287	$115,735

Basic and diluted earnings per share	$1.07	$0.92	$0.93	$0.94	$0.92
Dividends declared and paid per share	$0.60	$0.60	$0.60	$0.60	$0.60

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.99%	1.77%	1.84%	1.89%	1.93%
Return on average equity (1)	10.66%	9.48%	9.59%	9.72%	9.61%
Return on average tangible equity (1)(2)	23.15%	20.64%	21.23%	21.61%	20.98%
Efficiency ratio	41.6%	42.4%	41.7%	40.9%	39.8%
Noninterest expense as a percentage of average assets (1)	1.95%	1.99%	2.07%	2.09%	2.11%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	6.26%	6.16%	6.27%	6.20%	6.30%
Average interest-earning assets (3)	5.68%	5.60%	5.68%	5.60%	5.70%
Cost of:
Average interest-bearing deposits	1.35%	1.24%	1.10%	0.83%	0.68%
Average total deposits	0.81%	0.73%	0.62%	0.46%	0.37%
Average interest-bearing liabilities	1.64%	1.57%	1.40%	1.14%	0.98%
Net interest spread (3)	4.04%	4.03%	4.28%	4.46%	4.72%
Net interest margin (3)	4.72%	4.69%	4.91%	4.99%	5.18%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$18,239,690	$18,064,230	$17,275,343	$16,913,792	$16,576,361
Interest-earning assets	22,258,828	22,144,711	21,269,363	20,866,478	20,492,121
Total assets	25,849,189	25,775,949	24,784,462	24,357,771	23,999,637
Liabilities:
Noninterest-bearing deposits	7,544,027	7,783,652	8,163,699	8,120,306	8,253,413
Interest-bearing deposits	11,545,785	11,156,773	10,422,761	10,111,927	9,703,611
Total deposits	19,089,812	18,940,425	18,586,460	18,232,233	17,957,024
Borrowings	1,142,223	1,218,319	764,039	720,449	549,665
Subordinated debentures	454,901	454,203	452,998	452,312	451,973
Interest-bearing liabilities	13,142,909	12,829,295	11,639,798	11,284,688	10,705,249
Stockholders’ equity	4,818,889	4,815,965	4,758,401	4,748,819	4,832,480

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
	(Dollars in thousands)
Credit Quality Ratios:
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.44%	0.48%	0.44%	0.66%	0.67%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.45%	0.50%	0.47%	0.68%	0.69%
Classified loans and leases held for investment to loans and leases held for investment	1.03%	1.04%	1.32%	1.51%	1.40%
Trailing 12 months net charge-offs to average loans and leases held for investment	0.18%	0.22%	0.26%	0.28%	0.28%
Allowance for credit losses to loans and leases held for investment	0.92%	0.95%	0.94%	1.03%	0.99%
Allowance for credit losses to nonaccrual loans and leases held for investment	209.1%	195.6%	213.5%	156.9%	147.3%

PacWest Bancorp Consolidated Capital:
Tier 1 leverage ratio (1)	9.49%	9.38%	10.13%	10.10%	10.33%
Common equity tier 1 capital ratio (1)	9.53%	9.48%	10.01%	10.18%	10.59%
Tier 1 capital ratio (1)	9.53%	9.48%	10.01%	10.18%	10.59%
Total capital ratio (1)	12.18%	12.15%	12.72%	13.03%	13.48%
Risk-weighted assets (1)	$23,117,367	$22,939,074	$22,525,096	$21,650,542	$20,929,325

Equity to assets ratio	18.42%	18.20%	18.75%	19.13%	19.48%
Tangible common equity ratio (2)	9.50%	9.23%	9.60%	9.61%	9.86%
Book value per share	$40.49	$39.86	$39.17	$38.46	$38.36
Tangible book value per share (2)	$18.83	$18.22	$18.02	$17.28	$17.35

Pacific Western Bank Capital:
Tier 1 leverage ratio (1)	10.76%	10.57%	10.80%	10.78%	11.11%
Common equity tier 1 capital ratio (1)	10.80%	10.69%	10.68%	10.87%	11.40%
Tier 1 capital ratio (1)	10.80%	10.69%	10.68%	10.87%	11.40%
Total capital ratio (1)	11.53%	11.45%	11.44%	11.69%	12.21%

(1) Capital information for June 30, 2019 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) return on average tangible equity, (2) tangible common equity ratio, and (3) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  In particular, the use of return on average tangible equity, tangible common equity ratio, and tangible book value per share is prevalent among banking regulators, investors and analysts.  Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) return on average equity, (2) equity to assets ratio, and (3) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
Return on Average Tangible Equity	2019	2019	2018	2019	2018
	(Dollars in thousands)
Net earnings	$128,125	$112,604	$115,735	$240,729	$234,011
Average stockholders’ equity	$4,818,889	$4,815,965	$4,832,480	$4,817,435	$4,866,654
Less: Average intangible assets	2,598,762	2,603,842	2,619,351	2,601,288	2,622,455
Average tangible common equity	$2,220,127	$2,212,123	$2,213,129	$2,216,147	$2,244,199

Return on average equity (1)	10.66%	9.48%	9.61%	10.08%	9.70%
Return on average tangible equity (2)	23.15%	20.64%	20.98%	21.91%	21.03%

(1)         Annualized net earnings divided by average stockholders’ equity.

(2)         Annualized net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	June 30,	March 31,	December 31,	September 30,	June 30,
Tangible Book Value Per Share	2019	2019	2018	2018	2018
	(Dollars in thousands, except per share data)
Stockholders’ equity	$4,852,010	$4,790,982	$4,825,588	$4,741,685	$4,777,959
Less: Intangible assets	2,596,050	2,600,920	2,605,790	2,610,776	2,616,363
Tangible common equity	$2,255,960	$2,190,062	$2,219,798	$2,130,909	$2,161,596

Total assets	$26,344,414	$26,324,138	$25,731,354	$24,782,126	$24,529,557
Less: Intangible assets	2,596,050	2,600,920	2,605,790	2,610,776	2,616,363
Tangible assets	$23,748,364	$23,723,218	$23,125,564	$22,171,350	$21,913,194

Equity to assets ratio	18.42%	18.20%	18.75%	19.13%	19.48%
Tangible common equity ratio (1)	9.50%	9.23%	9.60%	9.61%	9.86%

Book value per share	$40.49	$39.86	$39.17	$38.46	$38.36
Tangible book value per share (2)	$18.83	$18.22	$18.02	$17.28	$17.35
Shares outstanding	119,829,104	120,201,149	123,189,833	123,283,450	124,567,950

(1)         Tangible common equity divided by tangible assets.

(2)         Tangible common equity divided by shares outstanding.